UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of Report: February 4, 2005 (Date of Earliest Event Reported: February 4, 2005))

POLYMER GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-14330	57-1003983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Faber Place Drive, Suite 201, North Charleston, South Carolina, 29405
(Address of Principal Executive Offices, including Zip Code)

(843) 329-5151
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry Into A Material Definitive Agreement

During the second quarter of 2004, the Compensation Committee of the Board of Directors of Polymer Group, Inc. (the “Committee”) approved the Polymer Group, Inc. Incentive Compensation Plan for Fiscal Year 2004 (the “2004 Plan”).  The 2004 Plan is a short-term cash incentive program available to certain employees and officers of Polymer Group, Inc. and its affiliated entities (the “Company”).  There is no formal 2004 Plan document to file.  The following is a description of the 2004 Plan.

The 2004 Plan provides for target bonus percentages of 50% of base salary for the Chief Executive Officer, 35% of base salary for all other named executive officers, and a range of percentages down to 5% of base salary for certain other employees.  Additionally, employees without pre-approved targets may participate in the 2004 Plan at the discretion of the Committee based on management’s recommendations.

The 2004 Plan established performance objectives that the Company was required to meet in order for cash awards to be paid to participants.  The performance objectives are based primarily upon financial measures, specifically, company-defined EBITDA and working capital utilization.  A portion of the award may also be based on personal performance.  Actual awards can range from zero to a maximum of 200% of the targeted award.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: February 4, 2005	/s/ Willis C. Moore III
Willis C. Moore III
Chief Financial Officer